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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
                        (date of earliest event reported)
                                December 20, 2001


                             NORTEL NETWORKS LIMITED
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




       CANADA                          000-30758                 62-12-62580
----------------------------          -----------            ------------------
(State or other jurisdiction          (Commission               (IRS Employer
    of incorporation)                 File Number)           Identification No.)




8200 Dixie Road, Suite 100, Brampton, Ontario, Canada             L6T 5P6
-----------------------------------------------------            ----------
      (address of principal executive offices)                   (Zip code)



Registrant's telephone number, including area code (905) 863-0000.
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ITEM 5.    OTHER EVENTS

On December 21, 2001, the Registrant's parent, Nortel Networks Corporation, issued a press release on its own behalf and on behalf of the Registrant announcing the amendment of the US $2.0 billion credit agreements entered into in June 2001 by the Registrant and Nortel Networks Inc. (Nortel Networks Corporation's principal operating subsidiaries). The amendments, completed with the support of all of the banks that are parties to the credit agreements, extend the term from June 14, 2002 to December 13, 2002 and reduce the size of the facility to US$1.575 billion from US$2.0 billion. In the press release, Nortel Networks Corporation also provided an outlook for business performance for the fourth quarter of 2001. A copy of the press release is attached hereto as Exhibit 99.1 and such press release is hereby incorporated in its entirety by reference.

The amended credit agreements contain financial covenants that require the maintenance of a minimum consolidated tangible net worth (which has been adjusted to be in line with the Registrant's other credit agreements) and the achievement of minimum consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) thresholds. The minimum consolidated net worth required of the Registrant is US$1,880,000,000. The consolidated EBITDA covenant requires that Nortel Networks Corporation achieve a cumulative EBITDA of negative US$500,000,000 or better for the three months ended March 31, 2002. In addition, there are minimum EBITDA covenants in place for the remainder of fiscal year 2002 and the first three quarters of 2003, tested in quarterly increments during the period. Compliance with this covenant will require EBITDA improvements during the fiscal year 2002, and further improvements in the year thereafter. Certain business restructuring charges, other nonrecurring expenses and gains, and accounting changes will be excluded from the calculation of EBITDA. The amendments also provide for the granting of security over substantially all of the assets of Nortel Networks Corporation and its subsidiaries, including the Registrant, in the event that the Registrant's U.S. senior unsecured long-term debt rating falls below investment grade. The security would be released at such time as the long-term debt rating returns to investment grade. In the event that such security is in fact granted as a result of such rating downgrade, certain other existing financings and obligations will be, and certain future financings and obligations would be, secured to the extent required by such financings and obligations during the time that the security arrangements for the credit agreements are in effect.

In addition, the amended credit agreements contain customary covenants restricting additional debt, the payment of dividends, corporate events, liens, sale and leasebacks, capital expenditures and investments, and other matters. Payment of dividends on the outstanding preferred shares of the Registrant is not restricted provided compliance with certain covenants of the amended credit agreements is maintained.

The above is a summary of certain provisions of the amended credit agreements. The amended credit agreements will be filed as exhibits to a subsequently filed Form 8-K.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


(c)  Exhibits.


     99.1 Press Release dated December 21, 2001 of Nortel Networks Corporation.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           NORTEL NETWORKS LIMITED


                                           By:  /s/ DEBORAH J. NOBLE
                                                ------------------------
                                                Deborah J. Noble
                                                Corporate Secretary


                                           By:  /s/ BLAIR F. MORRISON
                                                ------------------------
                                                Blair F. Morrison
                                                Assistant Secretary



Dated: December 21, 2001
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                                  EXHIBIT INDEX




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
99.1       Press Release dated December 21, 2001 of Nortel Networks Corporation.
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